Exhibit 10.1

AMENDED AND RESTATED LICENSE AGREEMENT (ACT IP)

This Amended and Restated License Agreement (“Agreement”) is made and entered into this          day of February, 2013 (the “Effective Date”), by and between Advanced Cell Technology, Inc., a Delaware corporation with offices located at 33 Locke Drive, Marlborough MA 01752 (“LICENSOR”), and International Stem Cell Corporation (the successor in interest to PacGen Cellco, LLC), a Delaware corporation with offices located at 5950 Priestly Drive Carlsbad, CA 92008 (“LICENSEE”) (LICENSOR and LICENSEE sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties”).

WITNESSETH

WHEREAS, LICENSOR owns or has licensed with sublicenseable interest the various PATENT RIGHTS (as defined below) and KNOW-HOW (as defined below); and

WHEREAS, the Parties previously entered into three concurrent license agreements on May 14, 2004, namely an “Exclusive License Agreement (ACT IP)”, an “Exclusive License Agreement (Infigen IP)” and an “Exclusive License Agreement (UMass IP)”, each of which are dated May 14, 2004 (collectively herein the “License Agreements”), which grant LICENSEE certain defined rights to use certain intellectual property controlled by LICENSOR; and

WHEREAS, the Parties also executed amendments to the License Agreements (the “Amendments”), which Amendments were effective August 25, 2005; and

WHEREAS, the Parties desire to further amend the License Agreements in order that Licensee may obtain an exclusive worldwide license under Patent Rights (defined below) to all human therapeutic uses and cosmetic uses from parthenogenic-derived ES cells, and to remove retina from the field of the non-exclusive license granted to LICENSEE under Future Technologies; and

WHEREAS, LICENSOR is willing to amend the granting of such licenses to LICENSEE upon the terms and conditions set forth below in this Amended and Restated License Agreement; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Parties hereto agree as follows:

ARTICLE 1—DEFINITIONS

For the purposes of this Agreement, the following words and phrases shall have the following meanings:

1.1 “AFFILIATE” shall mean, with respect to any PERSON, any other PERSON which directly or indirectly controls, is controlled by, or is under common control with, such PERSON. A PERSON shall be regarded as in control of another PERSON if it owns, or directly or indirectly controls, at least fifty percent (50%) of the voting stock or other ownership interest of the other PERSON, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other PERSON by any means whatsoever.

1.2 “GENERAL FIELD” shall mean (1) the research, development, manufacture and selling to third parties of human and non-human animal cells for commercial research use, including small molecule and other drug testing and basic research and (2) the manufacture and selling of human cells for therapeutic and diagnostic use in the treatment of human (a) diabetes and (b) liver diseases.

1.3 “KNOW-HOW” means all compositions of matter, techniques and data and other know-how and technical inventions (whether or not patentable), improvements and developments, practices, methods, concepts, trade secrets, documents, computer data, computer code, apparatus, clinical and regulatory strategies, test data, analytical and quality control data, formulation, manufacturing, patent data or descriptions, development information, drawings, specifications, designs, plans, proposals and technical data and manuals and all other proprietary information that is owned or controlled by LICENSOR and was disclosed to LICENSEE by LICENSOR as of May 14, 2004 that relates to cloning technology, or to any of the inventions described in or claimed by the PATENT RIGHTS and is relevant to the GENERAL FIELD or PARTHENOGENESIS FIELD. For the avoidance of any doubt, KNOW-HOW will not be deemed to relate in any way to LICENSOR’s retinal programs.

1.4 “LICENSED PROCESS” means any process or method, the research, development, use, practice, sale, offer for sale, import or export of which cannot be performed without (i) infringing, in whole or in part, one or more VALID CLAIMS of the PATENT RIGHTS, or (ii) using or incorporating some portion of the LICENSED TECHNOLOGY.

1.5 “LICENSED PRODUCT” means any product that cannot be developed, manufactured, used, imported, exported, or sold without (i) infringing, in whole or in part, one or more VALID CLAIMS of the PATENT RIGHTS, or (ii) using or incorporating some portion of the LICENSED TECHNOLOGY.

1.6 “LICENSED SERVICES” means any service, the developing, using, performing, selling, offering for sale, importing or exporting of which by LICENSEE would, but for the licenses granted to LICENSEE in Article 2 of this Agreement, infringe a VALID CLAIM of the PATENT RIGHTS in the country in which any such service is so developed, used, performed, sold, offered for sale, imported or exported by LICENSEE.

1.7 “LICENSED TECHNOLOGY” shall mean, collectively, the licensed PATENT RIGHTS and licensed KNOW-HOW.

1.8 “NET SALES” shall mean the amount billed or invoiced by LICENSEE for the sale or provision of LICENSED PRODUCTS or LICENSED PROCESSES or LICENSED SERVICES less:

a)	discounts, credits, allowances and rebates allowed;

b)	sales, tariff duties, use and other taxes or governmental charges directly imposed with reference to particular sales;

c)	special packaging, transportation and insurance costs incurred and directly related to the sale of LICENSED PRODUCTS;

d)	amounts allowed or credited on returns; and

e)	uncollected accounts.

1.9 “Intentionally omitted”.

1.10 “PATENT RIGHTS” means (a) the patent applications and patents identified on Exhibit A attached hereto and any patents that issue on said applications and (b) any divisions, continuations, extensions, reissues or reexaminations of any of the patents identified in the foregoing clause (a). The Parties agree that Exhibit A may be revised from time to time after the Effective Date to reflect changes thereto that result from the course of patent prosecution.

1.11 “PERSON” shall mean an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

1.12 “TERM” has the meaning set forth in Section 9.1.

1.13 “TERRITORY” means the entire world.

1.14 “VALID CLAIM” means a claim of any issued and unexpired patent within the PATENT RIGHTS which has not lapsed, become abandoned or been held permanently revoked, invalid, or unenforceable by a decision of a court or administrative or government authority or agency of competent jurisdiction from which no appeal can be or has been taken within the time allowed for such appeal.

1.15 “PARENTHENOGENESIS FIELD” shall mean the use of parthenogenically derived stem cells in the process of developing, manufacturing and selling human cells for all therapeutic and diagnostic uses in the detection and treatment of human diseases and conditions and in the process of developing, manufacturing and selling human cosmetic products.

1.16 “SINGLE BLASTOMERE PATENT RIGHTS” shall mean U.S. provisional applications 60/624,827, filed Nov. 4, 2004; 60/662,489, filed on Mar. 15, 2005; 60/687,158, filed Jun. 3, 2005; 60/723,066, filed on Oct. 3, 2005 and 60/726,775, filed on Oct. 14, 2005, and any patents that issue on said applications and any divisionals, continuations, extensions, reissues or reexaminations of any of the patents, including but not limited to U.S. Patents 7,838,727 and 7,893,315.

1.17 “EXCEPTED PATENT RIGHTS”, “CATEGORY 1 FILINGS” and “CATEGORY 2 FILINGS” shall mean those patent filings in Exhibit A designated as such, and any patents that issue on said applications and any divisionals, continuations, extensions, reissues or reexaminations thereof.

1.18 “EMBRYOME SCIENCE LICENSE” means the license agreement entered into between LICENSOR and Embryome Sciences, Inc. on August 15 2008. LICENSEE acknowledges receiving a copy of the EMBRYOME LICENSE for review (financials redacted) and will treat the license as Confidential Information under Article 10.

Additional terms may be defined throughout this Agreement.

ARTICLE 2—GRANT

2.1 LICENSOR hereby grants to LICENSEE, and LICENSEE hereby accepts, subject to the terms and conditions hereof, an exclusive license in the TERRITORY in each of the GENERAL FIELD and PARTHENOGENESIS FIELD under the LICENSED TECHNOLOGY to (a) research, develop, make, have made, use, sell, offer for sale, import and export LICENSED PRODUCTS, (b) research, develop, use, practice, sell, offer for sale, import and export LICENSED PROCESSES and (c) develop, use, perform, sell, offer for sale, import and export LICENSED SERVICES. With respect to EXCEPTED PATENT RIGHTS only, the scope of the license granted under this Article 2 is subject to the rights and limitations granted to Embryome Sciences under the EMBRYOME SCIENCE LICENSE.

2.2 LICENSEE shall have the right to sublicense the rights granted in Section 2.1 to third parties in connection with contracting with such third parties to (a) provide LICENSED PRODUCT marketing and distribution services to LICENSEE on behalf of LICENSEE, (b) provide LICENSED SERVICES marketing services to LICENSEE on behalf of LICENSEE or (c) manufacture for LICENSEE LICENSED PRODUCTS for sale by LICENSEE or a third party pursuant to the foregoing clause (a).

2.3 LICENSEE shall have the right to grant sublicenses beyond the scope of those described in Subsections 2.2 (a), (b), and (c) without the express prior written approval of LICENSOR, however, LICENSOR shall be given at least 30 days prior written notice of an intent to sublicense. In any case, such sublicenses shall meet the following conditions:

a)	the sublicensee shall not have the right to grant further sublicenses without prior written approval by LICENSEE;

b)	the sublicense shall not be assignable without prior written approval by LICENSEE; and

c)	the sublicense shall include fair consideration.

2.4 Non-exclusive License.

(a)	LICENSOR hereby grants to LICENSEE, and LICENSEE hereby accepts, subject to the terms and conditions hereof, a royalty-free, non-exclusive license under the SINGLE BLASTOMERE PATENT RIGHTS to derive, in the United States, embryonic stem cells for producing differentiated cellular products to be sold or distributed anywhere in the Territory for use as a research reagent and for research purposes only. LICENSEE acknowledges that it does not have the right to sublicense this non-exclusive license, nor to sell or otherwise transfer the embryonic stem cells made under this non-exclusive license to any third party or to any Affiliate outside of the United States.

(b)	LICENSOR hereby grants to LICENSEE, and LICENSEE hereby accepts, subject to the terms and conditions hereof, a royalty-free, non-exclusive license under the SINGLE BLASTOMERE PATENT RIGHTS to derive, in the United States, embryonic stem cells for producing differentiated transplantable corneal tissue for use in transplanting human patients, which transplantable corneal tissue can be sold or distributed anywhere in the Territory. LICENSEE acknowledges that it does not have the right to sublicense this non-exclusive license, nor to sell or otherwise transfer the embryonic stem cells made under this non-exclusive license to any third party or to any Affiliate outside of the United States.

2.5 DELETED.

2.6 PREVIOUSLY DELETED BY AMENDMENT

ARTICLE 3—LICENSEE OBLIGATIONS

RELATING TO COMMERCIALIZATION

3.1 DELETED.

3.2 DELETED.

3.3 LICENSEE shall maintain complete and accurate records of LICENSED PRODUCTS, LICENSED PROCESSES and LICENSED SERVICES that are made, used, sold or performed by LICENSEE under this Agreement. Not later than April 1st of each year following the Effective Date, LICENSEE shall furnish LICENSOR with a summary report on the progress of its efforts during the prior year to develop and commercialize LICENSED PRODUCTS, LICENSED PROCESSES or LICENSED SERVICES, including without limitation research and development efforts, efforts to obtain regulatory approval, marketing efforts (including LICENSED PRODUCTS, LICENSED PROCESSES and LICENSED SERVICES made, used, sold or performed) and sales figures, provided that such reports shall be deemed Confidential Information (as defined in Section 10.1 herein) subject to the provisions of Article 10 of this Agreement.

3.4 In the event that LICENSOR determines that LICENSEE has not fulfilled its obligations under this Article 3, LICENSOR shall furnish LICENSEE with written notice of such determination. Within thirty (30) days after receipt of such notice, LICENSEE shall (i) fulfill the relevant obligation, (ii) negotiate with LICENSOR a mutually acceptable schedule of revised obligations, or (3) if LICENSEE disputes the alleged failure to fulfill its obligations, it shall promptly seek appropriate judicial determination of the matter and diligently pursue such action to a final determination with all appropriate speed; failing which, LICENSOR shall have the right, immediately upon written notice to LICENSEE, to terminate this Agreement as provided in Section 9.2 hereof.

ARTICLE 4—CONSIDERATION

4.1 Initial Payment. In partial consideration of the license granted to LICENSEE from LICENSOR in Article 2 of this Agreement, LICENSEE has paid, which payment is acknowledged by LICENSOR, a “License Fee” of $225,000.

4.2 DELETED

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ARTICLE 5—REPORTS AND RECORDS

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5.3 DELETED

ARTICLE 6—PATENT PROSECUTION

6.1 After the EFFECTIVE DATE, LICENSEE shall be responsible for the continued prosecution, and all costs associated therewith, of pending patent applications included in the PATENT RIGHTS (though excluding EXCEPTED PATENT RIGHTS) and the issuance of such applications after allowance and maintenance of issued patents. LICENSOR agrees to execute, at LICENSEE’s expense, all such documents as may be requested by LICENSEE which are reasonably necessary for prosecution and filing of such patent applications. LICENSOR shall, if requested, provide reasonable assistance to LICENSEE in connection with the prosecution and filing of patent applications. LICENSEE agrees to notify LICENSOR of any changes in the status of pending patent applications.

The above notwithstanding, with respect to EXCEPTED PATENT RIGHTS: (a) LICENSOR shall maintain sole responsibility for the continued prosecution, issuance and maintenance, and all costs associated therewith, of EXCEPTED PATENT RIGHTS—CATEGORY 1 FILINGS; and (b) LICENSEE shall be solely responsible for the continued prosecution, issuance and maintenance, and all costs associated therewith, of EXCEPTED PATENT RIGHTS—CATEGORY 2 FILINGS, except that LICENSEE shall not allow any of the EXCEPTED PATENT RIGHTS—CATEGORY 2 FILINGS to become abandoned without express written permission from LICENSOR. .

ARTICLE 7—PROSECUTION OF INFRINGERS

AND DEFENSE OF PATENT RIGHTS

7.1 The Parties agree to notify each other in writing of any actual or threatened infringement by a third party of the PATENT RIGHTS or of any claim of invalidity, unenforceability, or non-infringement of the PATENT RIGHTS. Except in the case of EXCEPTED PATENT RIGHTS, the LICENSEE shall have the sole responsibility to prosecute or defend such claims, as applicable. LICENSOR shall, if requested, provide reasonable assistance to LICENSEE in connection with the prosecution or defense of such claims.

ARTICLE 8—INDEMNIFICATION

8.1 Indemnification of the LICENSOR. LICENSEE shall be responsible for and shall indemnify, defend, and hold harmless LICENSOR, its agents, attorneys, representatives, third party beneficiaries and their respective heirs, executors, successors and assigns (collectively, the “LICENSOR Indemnitees”) from and against all liabilities of any kind whatsoever, including legal expenses and reasonable attorneys’ fees, incurred or imposed upon any of the LICENSOR Indemnitees in connection with or as a consequence of any claims (including third party claims), suits, actions, demands or judgments arising out of the death of or injury to any person or persons or out of any damage to property resulting from the development, production, manufacture, sale, use, performance, rendering, consumption or advertisement of the LICENSED PRODUCT(s), LICENSED PROCESS(es), and/or LICENSED SERVICE(s), or arising from any obligation, act or omission performed or failed to be performed hereunder, or from a breach of any representation or warranty of LICENSEE hereunder unless and to the extent that such liability arises solely from any action of LICENSOR or any of its Affiliates. If the exercise of LICENSEE’s rights under this Agreement in any country in the TERRITORY is the subject of a bona fide claim by a third party, filed in a court of competent jurisdiction after the date hereof, that the exercise of such rights infringes or conflicts with any intellectual property rights of such third party (a “Third Party Infringement Claim”), then

LICENSEE shall not have any of the rights granted herein in such country and shall have no obligation to pay LICENSOR any further payments under Article 4 of this Agreement with respect to any country of the TERRITORY until such claim is resolved by proper adjudication or settlement permitting LICENSEE to exercise LICENSEE’s rights under this Agreement in the applicable country of the TERRITORY. Notwithstanding anything herein to the contrary, LICENSOR covenants that it will not (a) assert or bring any suit, action, claim or other proceeding against LICENSEE based on, in whole or in part, LICENSEE’s exercise of LICENSEE’s rights, in accordance with the terms and conditions of this Agreement, with respect to the LICENSED TECHNOLOGY and/or (b) join in any third party suit, action, claim or other proceeding against LICENSEE based on, in whole or in part, any intellectual property rights (including without limitation, patent rights and/or know how) owned by the applicable third party, so long as LICENSEE is not in violation of this Agreement.

8.2 Indemnification of the LICENSEE. LICENSOR shall be responsible for and shall indemnify, defend, and hold harmless LICENSEE and the officers, directors, shareholders, employees, agents, attorneys, representatives, and Affiliates, and their respective heirs, executors, successors and assigns. (the “LICENSEE Indemnitees”) from and against all liabilities of any kind whatsoever, including legal expenses and reasonable attorneys’ fees, incurred or imposed upon any of the LICENSEE Indemnitees in connection with or as a consequence of any claims (including third party claims), suits, actions, demands or judgments arising out of, directly or indirectly, or in any way relating to: (a) any breach by LICENSOR of any representation, warranty, covenant or obligation set forth in this Agreement; or (b) arising from LICENSOR’s ownership, management, control, use or disposition of the LICENSED TECHNOLOGY unless and to the extent that such liability arises solely from any action of LICENSEE or any of its Affiliates after the Effective Date.

8.3 Demands for Third Party Claims. Each indemnified Party hereunder (an “Indemnified Party”) agrees that promptly upon its discovery of facts giving rise to a claim for indemnity under this Agreement, including the receipt of any demand, assertion, claim, action or proceeding, judicial or otherwise, by any third party (being referred to herein as a “Claim”), with respect to any matter as to which it claims to be entitled to indemnity under the provisions of this Agreement, it will give prompt notice thereof in writing to the Indemnifying Party (the “Indemnifying Party”), together with a statement of such information respecting any of the foregoing as it shall have. Such notice shall include a formal demand for indemnification under this Agreement.

8.4 Right to Contest and Defend. The Indemnifying Party shall contest and defend, at its sole cost and expense, by all appropriate legal proceedings any Claim with respect to which it is called upon to indemnify the Indemnified Party under the provisions of this Agreement; provided, that notice of the intention to so contest shall be delivered by the Indemnifying Party to the Indemnified Party as soon as reasonably possible after (but no later than twenty [20] days from) the date of receipt by the Indemnifying Party of notice by the Indemnified Party of the assertion of the Claim. Any such contest may be conducted in the name and on behalf of the Indemnifying Party or the Indemnified Party as may be appropriate. Such contest shall be conducted by reputable counsel employed by the Indemnifying Party, but the Indemnified Party shall have the right but not the obligation to participate in such proceedings and to be represented by counsel of its own choosing at its sole cost and expense. The Indemnifying Party shall have full authority to determine all action to be taken with respect thereto; provided, however, that the Indemnifying Party will not have the authority to subject the Indemnified Party to any obligation whatsoever (whether financial or the imposition of equitable or injunctive relief), other than the performance of purely ministerial tasks or obligations not involving material expense (for which the Indemnified Party shall be reimbursed). If the Indemnifying Party does not elect to contest any such Claim, the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party.

8.5 Cooperation. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Claim that the Indemnifying Party elects to contest or, if appropriate, in making any counterclaim against the PERSON asserting the Claim, or any cross-complaint against any PERSON, and the Indemnifying Party will reimburse the Indemnified Party for any expenses incurred by it in so cooperating.

8.6 Right to Participate. The Indemnified Party agrees to afford the Indemnifying Party and its counsel the opportunity to be present at, and to participate in, conferences with any PERSON, including governmental authorities, asserting any Claim against the Indemnified Party or conferences with representatives of or counsel for such PERSON.

8.7 Payment of Damages. The Indemnifying Party shall pay to the Indemnified Party in immediately available funds any amounts to which the Indemnified Party may become entitled by reason of the provisions of this Agreement, such payment to be made within five (5) days after any such amounts are finally determined either by mutual agreement of the Parties hereto or pursuant to the final non-appealable judgment of a court of competent jurisdiction.

8.8 Independent Indemnities. The Parties acknowledge and agree that each of the indemnities under Sections 8.1 and 8.2 may be relied upon independently.

8.9 Insurance. LICENSEE and LICENSOR mutually agree to maintain insurance or self-insurance that is reasonably adequate to fulfill any potential obligation to the Indemnified Parties. LICENSEE and LICENSOR shall continue to maintain such insurance or self-insurance during the term of this Agreement and after the expiration or termination of this Agreement for a period of five (5) years. Each Party shall provide to the other Party, upon request, proof of any such insurance policy maintained by such Party.

ARTICLE 9—TERMINATION

9.1 The term of this Agreement (“TERM”) shall commence on the Effective Date and continue until the expiration of the last VALID CLAIM within the PATENT RIGHTS to expire , unless sooner terminated as provided in this Article 9; provided that LICENSEE’s obligation to pay royalties or Sublicense Income on NET SALES in any country will terminate pursuant to Subsection 4.2(c) (subject to LICENSEE’s obligations under Section 9.4 herein).

9.2 If either Party commits a material breach of a material term of this Agreement (including any failure to make any payment due under this Agreement), the non-breaching Party shall have the right to terminate this Agreement effective on thirty (30) days prior written notice to the Party in breach, unless such breach is cured prior to the expiration of such thirty (30) day period.

9.3 LICENSEE shall have the right to terminate this Agreement at any time on thirty (30) days prior notice to LICENSOR, and upon payment of all amounts due LICENSOR through the effective date of the termination.

9.4. Notwithstanding anything herein to the contrary, in the event that this Agreement is terminated by LICENSOR pursuant to Section 9.2 or by LICENSEE pursuant to Sections 9.2 or 9.3, LICENSEE shall retain a license to rights granted in Article 2 to the extent reasonably necessary to sell any LICENSED PRODUCTS existing or under production and to perform LICENSED PROCESSES or LICENSED SERVICES related to such LICENSED PRODUCTS or that are in process, subject to the terms of this Agreement, provided that LICENSEE shall complete and sell all such work-in-progress and inventory within six (6) months after the effective date of termination.

9.5 Upon the expiration of the TERM of this Agreement LICENSEE shall have a fully paid-up, non-exclusive, irrevocable, royalty free license under the rights granted in Article 2.

9.6 Nothing herein shall be construed to release either Party from any obligation that accrued prior to expiration or any termination of this Agreement. The following provisions shall survive any termination or any expiration of the TERM of this Agreement: this Section 9.6 and Articles/Sections 1, 8, 9.4, 10, 11, 12, 13, 15.1, 15.2, 15.5, 15.6, 15.7, 15.8, 15.10, 15.15 and 15.16, and any other provision which by its nature is intended to survive any such termination.

ARTICLE 10—CONFIDENTIALITY AND NON-DISCLOSURE

10.1 Confidential Information; Non-Disclosure. “Confidential Information” shall mean any technical, business, financial, customer or other information disclosed by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) pursuant to this Agreement which is marked “Confidential” or “Proprietary,” or which, under all of the given circumstances, ought reasonably to be treated as confidential information of the Disclosing Party. Such information may be disclosed in oral, visual or written form (including magnetic, optical or other media). Except as expressly provided in Section 10.2 below, each Party’s Confidential Information specifically includes without limitation the respective Party’s business plans and business practices, the terms of this Agreement, scientific knowledge, research and development or know-how, processes, inventions, techniques, formulae, products and product plans, business operations, customer requirements, designs, sketches, photographs, drawings, specifications, reports, studies, findings, data, plans or other records, biological materials, software, margins, payment terms and sales forecasts, volumes and activities, designs, computer code, technical information, costs, pricing, financing, business opportunities, personnel, and information of LICENSOR or LICENSEE relating to the LICENSED PROCESSES, LICENSED PRODUCTS or LICENSED SERVICES whether or not such information is marked or identified provided that the Disclosing Party provides notice in writing reasonably identifying such Confidential Information within 30 days of disclosure. Except to the extent expressly authorized by this Agreement or by other prior written consent by the Disclosing Party, the Receiving Party, during the term of this Agreement, and thereafter, shall: (i) treat as confidential all Confidential Information of the other Party; (ii) use Confidential Information only for exercising the rights and fulfilling the obligations set forth in this Agreement, (iii) implement reasonable procedures to prohibit the disclosure, unauthorized duplication, misuse or removal of the Disclosing Party’s Confidential Information; (iv) not disclose Confidential Information to any third party, and (v) only disclose the Confidential Information to (a) those of its employees who have a need to know Confidential Information in order to exercise the rights and fulfill the obligations set forth in this Agreement and (b) legal and professional advisors and existing and potential investors and their legal and professional advisors, each of which is bound by a written agreement (or in the case of attorneys or other professional advisors, formal ethical duties) requiring such advisors and investors to treat, hold and maintain such Confidential Information in accordance with the terms and conditions of this Agreement, or (c) recipients of offering documents in connection with any offering of securities where such disclosure is, in the opinion of counsel for the Disclosing Party, reasonably required to comply with the investment disclosure laws of any applicable jurisdiction. Without limiting the foregoing, the Receiving Party shall protect the Disclosing Party’s Confidential Information using at least the same procedures and degree of care that it uses to prevent the disclosure of its own confidential information of like importance, but in no event less than reasonable care.

10.2 Exceptions. The Receiving Party shall have no obligation or liability to the Disclosing Party with regard to any Confidential Information of the Disclosing Party: (i) that was publicly known and available at the time it was disclosed or becomes publicly known and available through no fault, action, or inaction of the Receiving Party; (ii) was known to the Receiving Party, without restriction, at the time of disclosure as shown by the files of the Receiving Party in existence at the time of disclosure; (iii) is disclosed with the prior written approval of the Disclosing Party; (iv) was independently developed by the Receiving Party without any use of the disclosing party’s Confidential Information, provided, that the Receiving Party can demonstrate such independent development by documented evidence prepared contemporaneously with such independent development; (v) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided that the Receiving Party shall provide prompt notice thereof and reasonable assistance to the Disclosing Party to enable the Disclosing Party to seek a protective order or otherwise prevent such disclosure, and provided further that such disclosure is limited to the extent necessary to comply with such order and the information shall otherwise be treated as Confidential Information; or (vi) that is provided to the Receiving Party by an independent third party without violating any confidentiality obligation to the Disclosing Party.

10.3 Injunctive Relief. LICENSOR and LICENSEE acknowledge and agree that any breach of the confidentiality obligations imposed by this Article 10 will constitute immediate and irreparable harm to the Disclosing Party and/or its successors and assigns, which cannot adequately and fully be compensated by money damages and will warrant, in addition to all other rights and remedies afforded by law, injunctive relief, specific performance, and/or other equitable relief. The Disclosing Party’s rights and remedies hereunder are cumulative and not exclusive. The Disclosing Party shall also be entitled to receive from the Receiving Party the costs of enforcing this Article 10, including reasonable attorneys’ fees and expenses of litigation.

10.4 Termination. Upon termination or expiration of this Agreement, or upon the request of the Disclosing Party at any time, the Receiving Party shall promptly return to the Disclosing Party, at its request, all copies of Confidential Information received from the Disclosing Party, and shall return or destroy, and document the destruction of, all summaries, abstracts, extracts, or other documents which contain any Confidential Information of the Disclosing Party in any form. Notwithstanding the foregoing to the contrary, LICENSEE shall have no obligation (even upon a request by LICENSOR) to return or destroy any KNOW-HOW (including tangible embodiments of KNOW-HOW) during the TERM of this Agreement.

10.5 Survival. The obligations of LICENSOR and LICENSEE under this Article 10 shall survive any expiration or termination of this Agreement.

ARTICLE 11—PAYMENTS, NOTICES, AND OTHER COMMUNICATIONS

Any payment, notice or other communication pursuant to this Agreement shall be in writing and sent by certified first class mail, postage prepaid, return receipt requested, or by nationally recognized overnight carrier addressed to the Parties at the following addresses or such other addresses as such Party furnishes to the other Party in accordance with this paragraph. Such notices, payments, or other communications shall be effective upon receipt.

In the case of LICENSOR:

Advanced Cell Technology, Inc.

33 Locke Drive

Marlborough, MA 01752

Attention: Gary H. Rabin, CEO

With a copy to:

Venable LLP

2049 Century Park East, Suite 2100

Los Angeles, CA 90067

Attention: Alan J. Epstein, Esq.

In the case of LICENSEE:

International Stem Cell Corporation

5950 Priestly Drive

Carlsbad, CA 92008

Attention: Andrey Semechkin, Ph.D., CEO

With a copy to:

DLA Piper LLP (US)

4365 Executive Drive, Suite 1100

San Diego, California 92121

Attention: Lisa Haile, Esq.

ARTICLE 12—RESPRESENTATIONS AND WARRANTIES OF LICENSOR

As an inducement to LICENSEE to enter into and perform this Agreement, LICENSOR represents and warrants to LICENSEE as follows:

12.1 Title to LICENSED TECHNOLOGY; Encumbrances. LICENSOR has good and valid title or valid licenses (with the right of sublicense) to the LICENSED TECHNOLOGY.

12.2 No Violations. The execution, delivery and performance of this Agreement by LICENSOR and the consummation by LICENSOR of the transactions contemplated hereby does not,: (a) violate any statute, ordinance, rule or regulation applicable to LICENSOR or by which any of the LICENSED TECHNOLOGY may be bound; (b) violate any order, judgment or decree of any court or of any Governmental Authority or regulatory body, agency or authority applicable to LICENSOR or by which any of the LICENSED TECHNOLOGY may be bound; (c) require any filing by LICENSOR with, or require LICENSOR to obtain any permit, consent or approval of, or require LICENSOR to give any notice to, any Governmental Authority or regulatory body, agency or authority; or (d) result in a violation or breach by LICENSOR of, conflict with, constitute a default by LICENSOR (or give rise to any right of termination, cancellation, payment or acceleration) under or result in the creation of any Encumbrance upon any of the LICENSED TECHNOLOGY.

12.3 Litigation. There is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or any investigation by) any governmental or other instrumentality or agency, pending, or threatened, against or affecting the LICENSED TECHNOLOGY, and LICENSOR does not know of any valid basis for any such action, proceeding or investigation. To the knowledge of LICENSOR, there are no such suits, actions, claims, proceedings or investigations pending or threatened, seeking to prevent or challenge the transactions contemplated by this Agreement.

12.4 Disclosure. Neither these representations and warranties made by LICENSOR pursuant to this Agreement nor any of the exhibits, schedules or certificates attached hereto or delivered in accordance with the terms hereof knowingly contains any misstatement of fact or omits any statement of fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances under which they were made.

12.5 Copies of Documents. LICENSOR has caused to be made available for inspection and copying by LICENSEE and its advisers, true, complete and correct copies of all documents in LICENSOR’s possession referred to in any schedule attached hereto.

12.6 Broker’s or Finder’s Fees. No agent, broker, person or firm acting on behalf of LICENSOR is, or will be, entitled to any fee, commission or broker’s or finder’s fees for which the LICENSEE may be liable in connection with this Agreement or any of the transactions contemplated hereby.

12.7 LICENSED TECHNOLOGY.

(a)	LICENSOR is not aware of any interference, infringement, misappropriation, or other conflict with any intellectual property rights of third parties, and LICENSOR has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that LICENSOR must license or refrain from using any intellectual property rights of any third party). To the knowledge of LICENSOR, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any of the LICENSED TECHNOLOGY.

(b)	Exhibit A identifies each patent or registration which has been issued to LICENSOR with respect to any of the LICENSED TECHNOLOGY and identifies each pending patent application or application for registration which LICENSOR has made with respect to any of the LICENSED TECHNOLOGY. LICENSEE acknowledges that LICENSOR has previously made available to LICENSEE correct and complete copies of all such patents, registrations and applications (as amended to-date) in LICENSOR’s possession and has made available to LICENSEE correct and complete copies of all other written documentation in LICENSOR’s possession evidencing ownership and prosecution (if applicable) of each such item.

(c)

Exhibit A identifies each item of LICENSED TECHNOLOGY that is assigned to LICENSOR or that LICENSOR uses pursuant to license, sublicense, agreement, or permission. LICENSOR has made available to LICENSEE correct and complete copies of all such licenses, sublicenses, agreements, patent prosecution files and permissions (as amended to-date) in LICENSOR’s possession. With respect to each item of LICENSED TECHNOLOGY required to be identified in Exhibit A and to the knowledge of LICENSOR: (i) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect; (ii) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) no Party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder; (iv) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof; (v) the underlying item of LICENSED TECHNOLOGY is not subject to any outstanding lien or encumbrance, injunction, judgment, order, decree, ruling, or charge; (vi) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of LICENSED TECHNOLOGY; and (vii) except as provided in Exhibit A, LICENSOR has not granted any license or similar right to the LICENSED TECHNOLOGY within the GENERAL FIELD or PARTHENOGENESIS FIELD.

12.8 Survival of Representations and Warranties.

(a)	Except as otherwise provided herein, notwithstanding any investigation at any time made by or on behalf of any Party hereto, the representations and warranties set forth herein and in any certificate delivered in connection herewith with respect to any of those representations and warranties will survive the Effective Date until the longer to occur of: (i) two (2) years or (ii) the expiration of the applicable statutes of limitation, including all periods of extension and tolling whereupon they will terminate and expire.

(b)	After a representation and warranty has expired, as provided in Subsection 12.8(a), no claim for claims or costs may be made or prosecuted by any Person who would have been entitled to claims or costs on the basis of that representation and warranty prior to its termination and expiration, provided that no claim presented in writing for claims or costs to the Person or Persons from which or whom those damages are sought on the basis of that representation and warranty prior to its termination and expiration will be affected in any way by that termination and expiration.

12.9 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, LICENSOR, ITS DIRECTORS, OFFICERS, EMPLOYEES, AND AFFILIATES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF PATENT RIGHTS, ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY LICENSOR THAT THE PRACTICE BY LICENSEE OF THE LICENSE GRANTED HEREUNDER SHALL NOT INFRINGE THE PATENT RIGHTS OF ANY THIRD PARTY.

ARTICLE 13—REPRESENTATIONS AND WARRANTIES OF LICENSEE.

LICENSEE represents and warrants to LICENSOR as follows:

13.1 Existence and Good Standing: Power and Authority. LICENSEE is a company duly organized, validly existing and in good standing under the laws of the state of California, and the successor in interest of the rights, titles and interest of PacGen Cellco LLP in the License Agreements. LICENSEE has full corporate power and authority to make, execute, deliver and perform this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by LICENSEE and the consummation by it of the transactions contemplated hereby, have been duly authorized and approved by all required corporate action of LICENSEE and no other action on the part of LICENSEE is necessary to authorize the execution, delivery and performance of this Agreement by LICENSEE and the consummation of the transaction contemplated hereby. This Agreement has been duly executed and delivered by LICENSEE and is a valid and binding obligation of LICENSEE enforceable against it in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

13.2 Authorization and Validity of Agreement. LICENSEE has full power and authority, including full corporate power and authority, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Without limiting the foregoing, the execution, delivery and performance of this Agreement by LICENSEE and the consummation by it of the transactions contemplated hereby, have been duly authorized and approved by the members and managers of LICENSEE, and no other action on the part of LICENSEE or its officers, directors or shareholder is necessary to authorize the execution, delivery and performance of this Agreement by LICENSEE and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by LICENSEE and is a valid and binding obligation of LICENSEE enforceable against it in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

13.3 Consents and Approvals; No Violations. The execution, delivery and performance of this Agreement by LICENSEE and the consummation by LICENSEE of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time or both: (a) violate, conflict with, or result in a breach or default under any provision of the organizational documents of LICENSEE; (b) violate any statute, ordinance, rule or regulation applicable to LICENSEE, (c) violate any order, judgment or decree of any court or of any governmental or regulatory body, agency or authority applicable to LICENSEE or by which any of the LICENSED TECHNOLOGY may be bound; or (d) require any filing by LICENSEE with, or require LICENSEE to obtain any permit, consent or approval of, or require LICENSEE to give any notice to, any governmental or regulatory body, agency or authority, except filings, if any, which may be required under the “Blue Sky” laws of Massachusetts or as may be required in the future to comply with governmental regulations governing the production and sale of LICENSED PRODUCTs by LICENSEE as it conducts its business.

13.4 Survival of Representations and Warranties.

(a)

Except as otherwise provided herein, notwithstanding any investigation at any time made by or on behalf of any Party hereto, the representations and warranties set forth herein and in any certificate delivered in connection herewith with respect to any of those representations and warranties will survive the Effective Date until the longer to occur of: (i) two (2) years or (ii) the expiration of the applicable statutes of limitation, including all periods of extension and tolling whereupon they will terminate and expire.

(b)	After a representation and warranty has expired, as provided in Subsection 13.4(a), no claim for claims or costs may be made or prosecuted by any Person who would have been entitled to claims or costs on the basis of that representation and warranty prior to its termination and expiration, provided that no claim presented in writing for claims or costs to the Person or Persons from which or whom those damages are sought on the basis of that representation and warranty prior to its termination and expiration will be affected in any way by that termination and expiration.

ARTICLE 14—LIMITATION OF LIABILITY

EXCEPT FOR ANY LIABILITY TO ANY THIRD PARTIES PURSUANT TO ARTICLE 8 OR TO A PARTY PURSUANT TO ARTICLES 12 AND 13 OF THIS AGREEMENT, IN NO EVENT SHALL LICENSOR OR LICENSEE OR THEIR, ITS DIRECTORS, OFFICERS, EMPLOYEES OR AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER LICENSOR OR LICENSEE SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE 15—MISCELLANEOUS PROVISIONS

15.1 CORPORATE PARTNERSHIPS. In the event LICENSEE enters into a corporate partnership for the joint development of any of the LICENSED TECHNOLOGY, and LICENSEE sublicenses the LICENSED TECHNOLOGY to a third party, then payments required hereunder shall not include funds provided for sponsored research or equity investments by any third party so long as such payments do not constitute a majority of funds transferred by such third party. However if the sponsored research involves fees in excess of industry standard reimbursement for FTEs or any equity investment in excess of fair market value, LICENSEE shall pay to LICENSOR a royalty on such excess fees calculated at the rates specified herein.

15.3 FUTURE TECHNOLOGY LICENSES. LICENSOR agrees to license to LICENSEE, on a non-exclusive basis and limited to the GENERAL FIELD, the right to practice inventions claimed in patents owned or controlled by ACT (and for which ACT has the right to grant such a license), which patents have a priority date of September 1, 2012 or earlier. Such license will be sublicensable only once in a given field of use; or for the purpose of having LICENSED PRODUCTS produced, made, or distributed; or in connection with a merger or consolidation of LICENSEE into another company or a sale of all or substantially all of the assets of LICENSEE. LICENSOR shall also have no obligations hereunder with respect to technology licenses it has or may acquire if such licenses restrict sublicensing in a manner inconsistent with this subparagraph.

15.4 LICENSEE shall comply with all local, state, federal and international laws and regulations relating to the development, manufacture, use, provision, and sale of LICENSED PRODUCTS, LICENSED PROCESSES and LICENSED SERVICES. Without limiting the generality of the foregoing, LICENSEE agrees to comply with the following:

a)	LICENSEE shall obtain all necessary approvals from the FDA, USDA, or any similar governmental authorities of any foreign jurisdiction in which LICENSEE intends to make, use, or sell LICENSED PRODUCTS or to perform LICENSED PROCESSES or LICENSED SERVICES.

b)	LICENSEE shall comply fully with any and all applicable local, state, federal and international laws and regulations relating to the LICENSED PRODUCTS, LICENSED PROCESSES and LICENSED SERVICES, and the PATENT RIGHTS, in the TERRITORY, including without limitation all export or import regulations and rules now in effect or as may be issued from time to time by any governmental authority which has jurisdiction relating to the export of LICENSED PRODUCTS, LICENSED PROCESSES or LICENSED SERVICES and any technology relating thereto. LICENSEE hereby gives written assurance that it will comply with all such import or export laws and regulations (including without limitation all Export Administration Regulations of the United States Department of Commerce), that it bears sole responsibility for any violation of such laws and regulations, and that it will indemnify, defend, and hold LICENSOR harmless (in accordance with Article 8) for the consequences of any such violation.

c)	To the extent that any invention claimed in the PATENT RIGHTS has been partially funded by the United States Government, and only to the extent required by applicable laws and regulations, LICENSEE agrees that any LICENSED PRODUCTS used or sold in the United States will be manufactured substantially in the United States or its territories. Current law provides that if a domestic manufacturer is not commercially feasible under the circumstances, LICENSOR may seek a waiver of this requirement from the relevant federal agency on behalf of LICENSEE and, upon LICENSEE’S request, shall cooperate with LICENSEE in seeking such a waiver.

15.5 LICENSEE shall not create or incur or cause to be incurred or to exist any lien, encumbrance, pledge, charge, restriction or other security interest of any kind upon the PATENT RIGHTS, but may cause to be incurred or to exist a lien, encumbrance, pledge, charge, restriction or other security interest on its rights to the LICENSED TECHNOLOGY hereunder, provided such security interest does not affect LICENSOR’s rights to the LICENSED TECHNOLOGY, or any of LICENSOR’s rights under this Agreement.

15.6 Neither Party shall originate any publicity, news release or other public announcement (“Announcements”), written or oral, relating to this Agreement or the existence of an arrangement between the Parties, without the prior written approval of the other Party, which approval shall not be unreasonably withheld or delayed, except as otherwise required by law. The foregoing notwithstanding, LICENSOR and LICENSEE shall have the right to make such Announcements without the consent of the other Party in any prospectus, offering memorandum, or other document or filing required by applicable securities laws or other applicable law or regulation, provided that such Party shall have given the other Party at least ten (10) days prior written notice of the proposed text for the purpose of giving the other Party the opportunity to comment on such text.

15.7 No implied licenses are granted pursuant to the terms of this Agreement. No licensed rights shall be created by implication or estoppel.

15.8 DELETED.

15.9 To the extent commercially feasible, and consistent with prevailing business practices and applicable law, all LICENSED PRODUCTS sold pursuant to this Agreement will be marked with the number of each issued patent that applies to such LICENSED PRODUCTS.

15.10 This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of California, U.S.A. without regard to principles of conflicts of law thereof, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

15.11 The Parties agree that the “Exclusive License Agreement (ACT IP)”, dated May 14, 2004 along with the “First Amendment to Exclusive License Agreement (ACT IP)” dated August 25, 2005, are terminated by mutual agreement and that all of the provisions of that agreement and amendment are superseded in their entirety by this Amended and Restated License Agreement. The Parties hereto acknowledge that this Amended and Restated License Agreement sets forth the entire Agreement and understanding of the Parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument signed by the Parties hereto.

15.12 The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

15.13 The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party.

15.14 This Agreement may not be assigned by LICENSEE without the prior written consent of LICENSOR, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, LICENSEE may assign this Agreement to an Affiliate or to a successor in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business to which this Agreement relates, so long as the Affiliate or purchaser of the assets agrees to assume any and all outstanding liabilities to LICENSOR under this Agreement. LICENSOR may not assign this Agreement without the consent of LICENSEE, which consent shall not be unreasonably withheld or delayed, except that LICENSOR may assign this Agreement to an affiliate or to a successor in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business to which this Agreement relates.

15.15 This Agreement has been prepared jointly and no rule of strict construction shall be applied against either Party. In this Agreement, the singular shall include the plural and vice versa and the word “including” shall be deemed to be followed by the phrase “without limitation.” The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

15.16 This Agreement may be executed in counterparts, each of which together shall constitute one and the same Agreement.

15.17 All rights and licenses granted under or pursuant to this Agreement by LICENSOR to LICENSEE are, and shall otherwise be deemed to be, for purposes of Paragraph 365(n) of the U.S. Bankruptcy Code (the “Code”), licenses to rights in “intellectual property” as defined in the Code. The Parties hereto agree that LICENSEE, as a LICENSEE of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code. The Parties hereto further agree that, in the event of the commencement of a bankruptcy proceeding by or against LICENSOR including a proceeding under the Code, LICENSEE shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, including the PATENT RIGHTS and KNOW-HOW, and the same, if not already in LICENSEE’s possession, shall be promptly delivered to LICENSEE upon any such commencement of a bankruptcy proceeding upon written request therefore by LICENSEE.

15.18 DELETED

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the EFFECTIVE DATE.

ADVANCED CELL TECHNOLOGY, INC.

By:
Printed Name: Gary H. Rabin
Title: Chairman & Chief Executive Officer

INTERNATIONAL STEM CELL CORPORATION

By:
Printed Name: Andrey Semechkin, Ph.D.
Title: Co-Chairman & Chief Executive Officer

EXHIBIT A

PATENT RIGHTS

(Reference Section 1.10)

SERIAL NO. PATENT NO.	CO	FILING DATE ISSUE DATE	TITLE	ASSIGNEE

60/382,616	US	2002-05-24	A Bank of Nuclear Transfer-Generated Stem Cells for Transplantation Having Homozygous MHC Alleles, and Methods for Making and Using Such a Stem Cell Bank	ACT, Inc.

10/445,195	US	2003-05-27	A Bank of Nuclear Transfer-Generated Stem Cells for Transplantation Having Homozygous MHC Alleles, and Methods for Making and Using Such a Stem Cell Bank	ACT, Inc.

PCT/US03/16626	WO	2003-05-27	A Bank of Nuclear Transfer-Generated Stem Cells for Transplantation Having Homozygous MHC Alleles, and Methods for Making and Using Such a Stem Cell Bank	ACT, Inc.

PCT/US00/18063 EXCEPTED PATENT RIGHT CATEGORY 2 FILING	WO	2000-06-30	Cytoplasmic Transfer to De-Differentiate Recipient Cells	ACT, Inc.

60/141,250 EXCEPTED PATENT RIGHT CATEGORY 2 FILING	US	1999-06-30	Cytoplasmic Transfer to De-Differentiate Recipient Cells	ACT, Inc.

09/736,268 EXCEPTED PATENT RIGHT CATEGORY 2 FILING	US	2000-12-15	Cytoplasmic Transfer to De-Differentiate Recipient Cells	ACT, Inc.

516236 EXCEPTED PATENT RIGHT CATEGORY 2 FILING	NZ	2000-06-30	Cytoplasmic Transfer to De-Differentiate Recipient Cells	ACT, Inc.

2000000507057 EXCEPTED PATENT RIGHT CATEGORY 2 FILING	JP	2000-06-30	Cytoplasmic Transfer to De-Differentiate Recipient Cells	ACT, Inc.

147179 EXCEPTED PATENT RIGHT CATEGORY 2 FILING	IL	2000-06-30	Cytoplasmic Transfer to De-Differentiate Recipient Cells	ACT, Inc.

2000000008098 EXCEPTED PATENT RIGHT CATEGORY 2 FILING	CN	2000-06-30	Cytoplasmic Transfer to De-Differentiate Recipient Cells	ACT, Inc.

2,377,515 EXCEPTED PATENT RIGHT CATEGORY 2 FILING	CA	2000-06-30	Cytoplasmic Transfer to De-Differentiate Recipient Cells	ACT, Inc.

PI0012099-5 EXCEPTED PATENT RIGHT CATEGORY 2 FILING	BR	2000-06-30	Cytoplasmic Transfer to De-Differentiate Recipient Cells	ACT, Inc.

2000000059028 EXCEPTED PATENT RIGHT CATEGORY 2 FILING	AU	2000-06-30	Cytoplasmic Transfer to De-Differentiate Recipient Cells	ACT, Inc.

PCT/US02/26798	WO	2002-08-27	Dedifferentiation and Re-Differentiation of Somatic Cells and Production of Cells for Cell Therapies	ACT, Inc.

SERIAL NO. PATENT NO.	CO	FILING DATE ISSUE DATE	TITLE	ASSIGNEE

10/228,316	US	2002-08-27	Dedifferentiation and Re-Differentiation of Somatic Cells and Production of Cells for Cell Therapies	ACT, Inc.

60/314,657	US	2001-08-27	Dedifferentiation of Somatic Cells and Use for Cell Therapies	ACT, Inc.

60/382,386	US	2002-05-23	Generation of Histocompatible Tissues Using Nuclear Transplantation	ACT, Inc.

PCT/US03/16424	US	2003-05-23	Generation of Histocompatible Tissues Using Nuclear Transplantation	ACT, Inc.

60/342,358	US	2001-12-27	Generation of Human Stem Cells Via Cross Species Nuclear Transfer	ACT, Inc.

PCT/US02/41572	WO	2002-12-27	Embryonic or Stem-Like Cell Lines Produced by Cross Species Nuclear Transplantation and Method for Enhancing Embryonic Development by Genetic Alteration of Donor Cells or by Tissue Culture Conditions	ACT, Inc.

60/332,510	US	2001-11-26	Human Nuclear Transfer	ACT, Inc.

PCT/US02/37899	WO	2002-11-26	Methods for Making and Using Reprogrammed Human Somatic Cell Nuclei and Autologous and Isogenic Human Stem Cells	ACT, Inc.

10/304,020	US	2002-11-26	Methods for Making and Using Reprogrammed Human Somatic Cell Nuclei and Autologous and Isogenic Human Stem Cells	ACT, Inc.

10/484,398	US	2002-07-18	Improved Methods and Compositions for Cell Therapy	ACT, Inc.

02322522	AU	2002-07-18	Improved Methods and Compositions for Cell Therapy	ACT, Inc.

PCT/US02/22857	WO	2002-07-18	Improved Methods and Compositions for Cell Therapy	ACT, Inc.

60/305,904	US	2001-07-18	Improved Methods and Compositions for Cell Therapy	ACT, Inc.

60/280,138	US	2001-04-02	Method for Facilitating the Production of Differentiated Cell Types and Tissues from Embryonic and Adult Pluripotent and Multipotent Cells	ACT, Inc.

10/112,939	US	2002-04-02	Method for Facilitating the Production of Differentiated Cell Types and Tissues from Embryonic and Adult Pluripotent and Multipotent Cells	ACT, Inc.

SERIAL NO. PATENT NO.	CO	FILING DATE ISSUE DATE	TITLE	ASSIGNEE

PCT/US00/24398	WO	2000-09-06	Method for Generating Immune-Compatible Cells and Tissues Using Nuclear Transfer Techniques	ACT, Inc.

09/655,815	US	2000-09-06	Method for Generating Immune-Compatible Cells and Tissues Using Nuclear Transfer Techniques	ACT, Inc.

60/152,354	US	1999-09-07	Method for Generating Immune-Compatible Cells and Tissues Using Nuclear Transfer Techniques	ACT, Inc.

60/155,107	US	1999-09-22	Method for Generating Immune-Compatible Cells and Tissues Using Nuclear Transfer Techniques	ACT, Inc.

09/797,684	US	2001-03-05	Method for Generating Immune-Compatible Cells and Tissues Using Nuclear Transfer Technique	ACT, Inc.

PA/a/2002/002444	MX	2000-09-06	Method for Generating Immune-Compatible Cells and Tissues Using Nuclear Transfer Techniques	ACT, Inc.

2001-522404	JP	2000-09-06	Method for Generating Immune-Compatible Cells and Tissues Using Nuclear Transfer Techniques	ACT, Inc.

148418	IL	2000-09-06	Method for Generating Immune-Compatible Cells and Tissues Using Nuclear Transfer Techniques	ACT, Inc.

00964946.8	EP	2000-09-06	Method for Generating Immune-Compatible Cells and Tissues Using Nuclear Transfer Techniques	ACT, Inc.

CN 00813394.8	CN	2000-09-06	Method for Generating Immune-Compatible Cells and Tissues Using Nuclear Transfer Techniques	ACT, Inc.

2,383,776	CA	2000-09-06	Method for Generating Immune-Compatible Cells and Tissues Using Nuclear Transfer Techniques	ACT, Inc.

PI0011905-9	BR	2000-09-06	Method for Generating Immune-Compatible Cells and Tissues Using Nuclear Transfer Techniques	ACT, Inc.

SERIAL NO. PATENT NO.	CO	FILING DATE ISSUE DATE	TITLE	ASSIGNEE

2000000075755	AU	2000-09-06	Method for Generating Immune-Compatible Cells and Tissues Using Nuclear Transfer Techniques	ACT, Inc.

PCT/US00/28285 EXCEPTED PATENT RIGHT CATEGORY 1 FILING	WO	2000-10-13	Method of Differentiation of Morula or Inner Cell Mass Cells and Method of Making Lineage-Defective Embryonic Stem Cells	ACT, Inc.

60/159,550 EXCEPTED PATENT RIGHT CATEGORY 1 FILING	US	1999-10-15	Method of Differentiation of Morula or Inner Cell Mass Cells and Method of Making Lineage-Defective Embryonic Stem Cells	ACT, Inc.

09/689,743 EXCEPTED PATENT RIGHT CATEGORY 1 FILING	US	2000-10-13	Method of Differentiation of Morula or Inner Cell Mass Cells and Method of Making Lineage-Defective Embryonic Stem Cells	ACT, Inc.

518191 EXCEPTED PATENT RIGHT CATEGORY 1 FILING	NZ	2000-10-13	Method of Differentiation of Morula or Inner Cell Mass Cells and Method of Making Lineage-Defective Embryonic Stem Cells	ACT, Inc.

PA/a/2002/003733 EXCEPTED PATENT RIGHT CATEGORY 1 FILING	MX	2000-10-13	Method of Differentiation of Morula or Inner Cell Mass Cells and Method of Making Lineage-Defective Embryonic Stem Cells	ACT, Inc.

2001-532190 EXCEPTED PATENT RIGHT CATEGORY 1 FILING	JP	2000-10-13	Method of Differentiation of Morula or Inner Cell Mass Cells and Method of Making Lineage-Defective Embryonic Stem Cells	ACT, Inc.

149043 EXCEPTED PATENT RIGHT CATEGORY 1 FILING	IL	2000-10-13	Method of Differentiation of Morula or Inner Cell Mass Cells and Method of Making Lineage-Defective Embryonic Stem Cells	ACT, Inc.

2000000973497 EXCEPTED PATENT RIGHT CATEGORY 1 FILING	EP	2000-10-13	Method of Differentiation of Morula or Inner Cell Mass Cells and Method of Making Lineage-Defective Embryonic Stem Cells	ACT, Inc.

00817477.6 EXCEPTED PATENT RIGHT CATEGORY 1 FILING	CN	2000-10-13	Method of Differentiation of Morula or Inner Cell Mass Cells and Method of Making Lineage-Defective Embryonic Stem Cells	ACT, Inc.

PI0014864-4 EXCEPTED PATENT RIGHT CATEGORY 1 FILING	BR	2000-10-13	Method of Differentiation of Morula or Inner Cell Mass Cells and Method of Making Lineage-Defective Embryonic Stem Cells	ACT, Inc.

60/152,340	US	1999-09-07	Methods of Making and Rejuvenating Primary Cells Using Nuclear Transfer	ACT, Inc.

60/153,233	US	1999-09-13	Methods of Making and Rejuvenating Primary Cells Using Nuclear Transfer	ACT, Inc.

SERIAL NO. PATENT NO.	CO	FILING DATE ISSUE DATE	TITLE	ASSIGNEE

2,388,497	CA	2000-10-13	Methods of Producing Differentiated Progenitor Cells and Lineage-Defective Embryonic Stem Cells	ACT, Inc.

09/520,879 EXCEPTED PATENT RIGHT CATEGORY 2 FILING	US	2000-04-05	Methods of Repairing Tandemly Repeated DNA Sequences and Extending Cell Lifespan Using Nuclear Transfer	ACT, Inc.

60/539,796 EXCEPTED PATENT RIGHT CATEGORY 1 FILING	US	2004-01-28	Novel Culture Systems for Ex Vivo Development	ACT, Inc.

09/656,173 EXCEPTED PATENT RIGHT CATEGORY 2 FILING	US	2000-09-06	Telomere Restoration and Extension of Cell Lifespan in Animals Cloned from Senescent Somatic Cells	ACT, Inc.

09/527,026 EXCEPTED PATENT RIGHT CATEGORY 2 FILING	US	2000-03-16	Telomere Restoration and Extension of Cell Lifespan in Animals Cloned from Senescent Somatic Cells	ACT, Inc.

PCT/US01/12265	WO	2001-04-16	Pluripotent Cells Comprising Allogenic Nucleus and Mitochrondria	ACT, Inc.

PCT/US03/04868	WO	2003-02-21	Pluripotent Cells Comprising Allogenic Nucleus and Mitochrondria	ACT, Inc.

60/197,407	US	2000-04-14	Pluripotent Cells Comprising Allogenic Nucleus and Mitochrondria	ACT, Inc.

60/357,854	US	2002-02-21	Pluripotent Cells Comprising Allogenic Nucleus and Mitochrondria	ACT, Inc.

NZ 521711	NZ	2001-04-16	Pluripotent Cells Comprising Allogenic Nucleus and Mitochrondria	ACT, Inc.

PA/a/2002/010075	MX	2001-04-16	Pluripotent Cells Comprising Allogenic Nucleus and Mitochrondria	ACT, Inc.

2001-577429	JP	2001-04-16	Pluripotent Cells Comprising Allogenic Nucleus and Mitochrondria	ACT, Inc.

152064	IL	2001-04-16	Pluripotent Cells Comprising Allogenic Nucleus and Mitochrondria	ACT, Inc.

EP 00930525	EP	2001-04-16	Pluripotent Cells Comprising Allogenic Nucleus and Mitochrondria	ACT, Inc.

CN 01808875.9	CN	2001-04-16	Pluripotent Cells Comprising Allogenic Nucleus and Mitochrondria	ACT, Inc.

SERIAL NO. PATENT NO.	CO	FILING DATE ISSUE DATE	TITLE	ASSIGNEE

2,405,555	CA	2001-04-16	Pluripotent Cells Comprising Allogenic Nucleus and Mitochrondria	ACT, Inc.

PI0110072-6	BR	2001-04-16	Pluripotent Cells Comprising Allogenic Nucleus and Mitochrondria	ACT, Inc.

2001257053	AU	2001-04-16	Pluripotent Cells Comprising Allogenic Nucleus and Mitochrondria	ACT, Inc.

PCT/US02/26945 EXCEPTED PATENT RIGHT CATEGORY 2 FILING	WO	2002-08-26	Screening Assays for Identifying Differentiation and Antitumor Agents	ACT, Inc.

60/314,316 EXCEPTED PATENT RIGHT CATEGORY 2 FILING	US	2001-08-24	Screening Assays for Identifying Differentiation and Antitumor Agents	ACT, Inc.

10/227,282 EXCEPTED PATENT RIGHT CATEGORY 2 FILING	US	2002-08-26	Screening Assays for Identifying Differentiation-Inducing Agents and Production of Differentiated Cells for Cell Therapy	ACT, Inc.

PCT/US00/24393 EXCEPTED PATENT RIGHT CATEGORY 2 FILING	WO	2000-09-06	Telomere Restoration and Extension of Cell Lifespan in Animals Cloned from Senescent Somatic Cells	ACT, Inc.

60/179,486 EXCEPTED PATENT RIGHT CATEGORY 2 FILING	US	2000-02-01	Telomere Restoration and Extension of Cell Lifespan in Animals Cloned from Senescent Somatic Cells	ACT, Inc.

517577 EXCEPTED PATENT RIGHT CATEGORY 2 FILING	NZ	2000-09-06	Telomere Restoration and Extension of Cell Lifespan in Animals Cloned from Senescent Somatic Cells	ACT, Inc.

PA/a/2002/002443 EXCEPTED PATENT RIGHT CATEGORY 2 FILING	MX	2000-09-06	Telomere Restoration and Extension of Cell Lifespan in Animals Cloned from Senescent Somatic Cells	ACT, Inc.

2001-521771 EXCEPTED PATENT RIGHT CATEGORY 2 FILING	JP	2000-09-06	Telomere Restoration and Extension of Cell Lifespan in Animals Cloned from Senescent Somatic Cells	ACT, Inc.

148457 EXCEPTED PATENT RIGHT CATEGORY 2 FILING	IL	2000-09-06	Telomere Restoration and Extension of Cell Lifespan in Animals Cloned from Senescent Somatic Cells	ACT, Inc.

00961569.1 EXCEPTED PATENT RIGHT CATEGORY 2 FILING	EP	2000-09-09	Telomere Restoration and Extension of Cell Lifespan in Animals Cloned from Senescent Somatic Cells	ACT, Inc.

SERIAL NO. PATENT NO.	CO	FILING DATE ISSUE DATE	TITLE	ASSIGNEE

CN 00813712.9 EXCEPTED PATENT RIGHT CATEGORY 2 FILING	CN	2000-09-06	Telomere Restoration and Extension of Cell Lifespan in Animals Cloned from Senescent Somatic Cells	ACT, Inc.

2,383,790 EXCEPTED PATENT RIGHT CATEGORY 2 FILING	CA	2000-09-06	Telomere Restoration and Extension of Cell Lifespan in Animals Cloned from Senescent Somatic Cells	ACT, Inc.

PI0013844-4 EXCEPTED PATENT RIGHT CATEGORY 2 FILING	BR	2000-09-06	Telomere Restoration and Extension of Cell Lifespan in Animals Cloned from Senescent Somatic Cells	ACT, Inc.

73508/00 EXCEPTED PATENT RIGHT CATEGORY 2 FILING	AU	2000-09-06	Telomere Restoration and Extension of Cell Lifespan in Animals Cloned from Senescent Somatic Cells	ACT, Inc.

PCT/US02/27137	WO	2001-08-27	Transdifferentiation and Re-Differentiation of Somatic Cells and Production of Cells for Cell Therapies	ACT, Inc.

10/228,296	US	2002-08-27	Transdifferentiation and Re-Differentiation of Somatic Cells and Production of Cells for Cell Therapies	ACT, Inc.

60/314,654	US	2001-08-27	Trans-differentiation of Cells	ACT, Inc.

THIRD PARTY LICENSES

(Reference 12.7)

LICENSOR entered into a license agreement with Embryome Sciences, Inc. on August 15 2008, which license granted certain rights under the above-referenced PATENT RIGHTS (including patents that issue on said applications and any divisionals, continuations, extensions, reissues or reexaminations thereof) which are designated as “EXCEPTED PATENT RIGHTS, CATEGORY 1 FILING” and “EXCEPTED PATENT RIGHTS, CATEGORY 2 FILING”.